Exhibit 99.2

Financial Highlights

UDR, Inc.
As of End of Third Quarter 2016 (1)
(Unaudited)

		Actual Results	Actual Results	Guidance as of September 30, 2016
Dollars in thousands, except per share and unit		3Q 2016	YTD 2016	4Q 2016	Full-Year 2016
GAAP Metrics
Net income/(loss) attributable to common stockholders		$26,027	$52,508	--	--
Net income/(loss) attributable to UDR, Inc.		$26,956	$55,295	--	--
Income/(loss) per weighted average common share, diluted		$0.10	$0.20	$0.08 to $0.12	$0.28 to $0.32

Per Share Metrics
FFO per common share and unit, diluted		$0.46	$1.33	$0.44 to $0.46	$1.77 to $1.80
FFO as Adjusted per common share and unit, diluted		$0.45	$1.33	$0.45 to $0.47	$1.78 to $1.80
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted		$0.41	$1.22	$0.39 to $0.41	$1.62 to $1.64
Dividend declared per share and unit		$0.2950	$0.8850	$0.2950	$1.18 (2)

Same-Store Operating Metrics
Revenue growth		5.3%	5.9%	--	5.50% - 6.00%
Expense growth		2.5%	3.5%	--	3.00% - 3.50%
NOI growth		6.4%	6.9%	--	6.50% - 7.00%
Physical Occupancy		96.8%	96.6%	--	96.6%

Property Metrics			Homes	Communities	% of Total NOI
Same-Store			32,472	110	70.0%
Stabilized, Non-Mature			4,448	10	10.8%
Acquired Communities			-	-	-
Redevelopment			2,406	5	4.6%
Non-Residential / Other			N/A	N/A	3.0%
Sold and Held for disposition			1,402	7	2.0%
Joint Venture (includes completed JV developments) (3)			6,891	28	9.6%
Sub-total, completed homes			47,619	160	100%
Under Development			1,101	2	-
Joint Venture Development			876	4	-
Preferred Equity Investments			1,533	5	-
Total expected homes (3)(4)			51,129	171	100%

Balance Sheet Metrics (adjusted for non-recurring items)			Enterprise Value (5)
	3Q 2016	3Q 2015		3Q 2016	% of Total
Interest Coverage Ratio	4.83x	4.34x	Common stock and equivalents	$10,672,518	69.2%
Fixed Charge Coverage Ratio	4.70x	4.22x	Total debt and liabilities	4,750,653	30.8%
Leverage Ratio	33.5%	36.7%	Total Enterprise Value	$15,423,171	100.0%
Net Debt-to-EBITDA	5.3x	6.0x

(1) See Attachment 16 for definitions and other terms.
(2) Annualized for 2016.
(3) Joint venture NOI is based on UDR's pro rata share. Homes and communities at 100%.
(4) Excludes 218 homes at Steele Creek where we have a participating loan investment as described in Attachment 12(B).
(5) Based on a common share price of $35.99 at September 30, 2016. Total debt and liabilities include UDR's pro-rata share of joint venture debt.

Attachment 1

UDR, Inc.
Consolidated Statements of Operations (1)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2016	2015	2016	2015
REVENUES:
Rental income	$240,255	$217,765	$708,380	$637,576
Joint venture management and other fees (2)	2,997	3,653	8,473	19,457
Total revenues	243,252	221,418	716,853	657,033
OPERATING EXPENSES:
Property operating and maintenance	41,852	39,478	119,872	113,922
Real estate taxes and insurance	28,047	24,722	86,703	76,082
Property management	6,607	5,988	19,480	17,533
Other operating expenses	1,636	2,639	5,280	6,174
Real estate depreciation and amortization	105,802	90,568	317,078	269,689
Acquisition costs	61	410	61	693
General and administrative	11,765	15,414	36,444	41,004
Casualty-related (recoveries)/charges, net	205	541	1,834	2,380
Other depreciation and amortization	1,526	1,457	4,565	4,780
Total operating expenses	197,501	181,217	591,317	532,257
Operating income	45,751	40,201	125,536	124,776
Income/(loss) from unconsolidated entities (2)	15,285	2,691	16,289	61,277
Interest expense	(30,225)	(30,232)	(92,007)	(88,705)
(Cost)/benefit associated with debt extinguishment and other	(1,729)	—	(1,729)	—
Total interest expense	(31,954)	(30,232)	(93,736)	(88,705)
Interest income and other income/(expense), net	478	402	1,449	1,144
Income/(loss) before income taxes and gain/(loss) on sale of real estate owned	29,560	13,062	49,538	98,492
Tax benefit/(provision), net	(94)	633	711	2,462
Income/(loss) from continuing operations	29,466	13,695	50,249	100,954
Gain/(loss) on sale of real estate owned, net of tax	—	—	10,385	79,042
Net income/(loss)	29,466	13,695	60,634	179,996
Net (income)/loss attributable to redeemable noncontrolling interests in the OP and DownREIT Partnership	(2,459)	(405)	(4,974)	(6,022)
Net (income)/loss attributable to noncontrolling interests	(51)	1	(365)	(6)
Net income/(loss) attributable to UDR, Inc.	26,956	13,291	55,295	173,968
Distributions to preferred stockholders - Series E (Convertible)	(929)	(930)	(2,787)	(2,792)
Net income/(loss) attributable to common stockholders	$26,027	$12,361	$52,508	$171,176

Income/(loss) per weighted average common share - basic:	$0.10	$0.05	$0.20	$0.66
Income/(loss) per weighted average common share - diluted:	$0.10	$0.05	$0.20	$0.66
Common distributions declared per share	$0.2950	$0.2775	$0.8850	$0.8325
Weighted average number of common shares outstanding - basic	266,301	259,114	265,013	257,940
Weighted average number of common shares outstanding - diluted	268,305	261,207	266,925	260,020

(1) See Attachment 16 for definitions and other terms.
(2) The Company recorded a gain of approximately $11.5 million in connection with the sale of Cirque during the three months ended September 30, 2016. The Company also recorded a casualty gain of $4.6 million and $3.5 million for the three and nine months ended September 30, 2016 as a result of insurance proceeds received related to 717 Olympic. In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the nine months ended September 30, 2015.

Attachment 2

UDR, Inc.
Funds From Operations (1)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share and unit amounts	2016	2015	2016	2015
Net income/(loss) attributable to common stockholders	$26,027	$12,361	$52,508	$171,176
Real estate depreciation and amortization	105,802	90,568	317,078	269,689
Noncontrolling interests	2,510	404	5,339	6,028
Real estate depreciation and amortization on unconsolidated joint ventures	12,128	9,396	34,777	29,263
Net gain on the sale of unconsolidated depreciable property (2)	(11,463)	—	(11,463)	(59,073)
Net gain on the sale of depreciable real estate owned (5)	—	—	(8,700)	(79,042)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$135,004	$112,729	$389,539	$338,041
Distributions to preferred stockholders - Series E (Convertible) (3)	929	930	2,787	2,792
FFO attributable to common stockholders and unitholders, diluted	$135,933	$113,659	$392,326	$340,833
FFO per common share and unit, basic	$0.46	$0.42	$1.34	$1.27
FFO per common share and unit, diluted	$0.46	$0.42	$1.33	$1.25
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	291,469	268,175	290,196	267,057
Weighted average number of common shares, OP/DownREIT Units, and common stock
equivalents outstanding - diluted	296,501	273,297	295,136	272,170
Impact of adjustments to FFO:
Acquisition-related costs/(fees), including joint ventures	$61	$410	$61	$2,153
Cost/(benefit) associated with debt extinguishment and other	1,729	—	1,729	—
Texas Joint Venture promote and disposition fee income (2)	—	—	—	(9,633)
Long-term incentive plan transition costs	274	791	625	2,653
Net gain on the sale of non-depreciable real estate owned (5)	—	—	(1,685)	—
Legal claims, net of tax	(480)	—	(480)	—
Net loss on sale of unconsolidated land	1,016	—	1,016	—
Casualty-related (recoveries)/charges, including joint ventures, net (4)	(4,422)	797	(1,667)	2,636
	$(1,822)	$1,998	$(401)	$(2,191)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$134,111	$115,657	$391,925	$338,642
FFO as Adjusted per common share and unit, diluted	$0.45	$0.42	$1.33	$1.24
Recurring capital expenditures	(13,270)	(13,694)	(31,283)	(31,048)
AFFO attributable to common stockholders and unitholders	$120,841	$101,963	$360,642	$307,594
AFFO per common share and unit, diluted	$0.41	$0.37	$1.22	$1.13

(1) See Attachment 16 for definitions and other terms.
(2) The Company recorded a gain of approximately $11.5 million in connection with the sale of Cirque during the three months ended September 30, 2016. In January 2015, the eight communities held by the Texas Joint Venture were sold, generating proceeds to UDR of $43.5 million. The Company recorded promote and disposition fee income of approximately $9.6 million and a gain of approximately $59.1 million in connection with the sale during the nine months ended September 30, 2015.

(3) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(4) Casualty-related (recoveries)/charges include casualty recoveries of $4.6 million and $3.5 million for the three and nine months ended September 30, 2016 related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1.

(5) The GAAP gain for the nine months ended September 30, 2016 is $10.4 million, of which $1.7 million is FFO gain related to the sale of two land parcels. The FFO gain is backed out for FFO as Adjusted.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets (1)
(Unaudited)
	September 30,	December 31,
In thousands, except share and per share amounts	2016	2015
ASSETS
Real estate owned:
Real estate held for investment	$8,984,369	$9,053,599
Less: accumulated depreciation	(2,849,902)	(2,646,044)
Real estate held for investment, net	6,134,467	6,407,555
Real estate under development
(net of accumulated depreciation of $0 and $0)	294,844	124,072
Real estate held for disposition
(net of accumulated depreciation of $91,435 and $830)	51,052	11,775
Total real estate owned, net of accumulated depreciation	6,480,363	6,543,402

Cash and cash equivalents	3,301	6,742
Restricted cash	21,233	20,798
Funds held in escrow from IRC Section 1031 exchanges	87,162	—
Notes receivable, net	19,694	16,694
Investment in and advances to unconsolidated joint ventures, net	917,941	938,906
Other assets	121,475	137,302
Total assets	$7,651,169	$7,663,844
LIABILITIES AND EQUITY
Liabilities:
Secured debt	$1,048,993	$1,376,945
Unsecured debt	2,495,397	2,193,850
Real estate taxes payable	36,030	18,786
Accrued interest payable	28,135	29,162
Security deposits and prepaid rent	37,300	36,330
Distributions payable	86,959	80,368
Accounts payable, accrued expenses, and other liabilities	91,601	81,356
Total liabilities	3,824,415	3,816,797
Redeemable noncontrolling interests in the OP and DownREIT Partnership	900,756	946,436
Equity:
Preferred stock, no par value; 50,000,000 shares authorized
2,796,903 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,796,903 shares at December 31, 2015)	46,457	46,457
16,291,246 shares of Series F outstanding (16,452,496 shares
at December 31, 2015)	1	1
Common stock, $0.01 par value; 350,000,000 shares authorized
267,222,186 shares issued and outstanding (261,844,521 shares at December 31, 2015)	2,672	2,618
Additional paid-in capital	4,631,539	4,447,816
Distributions in excess of net income	(1,746,617)	(1,584,459)
Accumulated other comprehensive income/(loss), net	(11,146)	(12,678)
Total stockholders' equity	2,922,906	2,899,755
Noncontrolling interests	3,092	856
Total equity	2,925,998	2,900,611
Total liabilities and equity	$7,651,169	$7,663,844

(1) See Attachment 16 for definitions and other terms.

Attachment 4(A)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				September 30,	December 31,
Common Stock and Equivalents				2016	2015
Common shares				266,440,966	261,044,151
Restricted shares				781,220	800,370
Total common stock				267,222,186	261,844,521
Stock options, LTIP Units and restricted stock equivalents				1,263,002	1,181,193
Operating and DownREIT Partnership units				23,276,271	23,439,601
Preferred OP units				1,751,671	1,751,671
Convertible preferred Series E stock (2)				3,028,068	3,028,068
Total common stock and equivalents				296,541,198	291,245,054

				3Q 2016 Weighted	3Q 2015 Weighted
Weighted Average Number of Shares Outstanding				Average	Average
Weighted average number of common shares and OP/DownREIT units outstanding - basic				291,468,908	268,175,324
Weighted average number of OP/DownREIT units outstanding				(25,168,159)	(9,061,359)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				266,300,749	259,113,965

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				296,501,275	273,297,571
Weighted average number of OP/DownREIT units outstanding				(25,168,159)	(9,061,359)
Weight average number of Series E preferred shares outstanding				(3,028,068)	(3,029,206)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				268,305,048	261,207,006

				Year-to-Date	Year-to-Date
				Weighted Average	Weighted Average
Weighted average number of common shares and OP/DownREIT units outstanding - basic				290,196,206	267,057,273
Weighted average number of OP/DownREIT units outstanding				(25,183,117)	(9,116,777)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				265,013,089	257,940,496

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				295,136,346	272,170,517
Weighted average number of OP/DownREIT units outstanding				(25,183,117)	(9,116,777)
Weight average number of Series E preferred shares outstanding				(3,028,068)	(3,033,411)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				266,925,161	260,020,329

				Gross	% of
	Number of	3Q 2016 NOI (1)		Carrying Value	Total Gross
Asset Summary	Homes	($000s)	% of NOI	($000s)	Carrying Value
Unencumbered assets	30,690	$134,367	78.9%	$7,582,135	80.5%
Encumbered assets	10,038	35,989	21.1%	1,839,565	19.5%
	40,728	$170,356	100.0%	$9,421,700	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) At September 30, 2016 and December 31, 2015, a total of 2,796,903 shares of the Series E were outstanding, which is equivalent to 3,028,068 shares of common stock if converted (after adjusting for the special dividend paid in 2008).

Attachment 4(B)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
						Weighted	Weighted
						Average	Average Years
Debt Structure, In thousands			Balance		% of Total	Interest Rate	to Maturity
Secured	Fixed		$669,358		18.8%	4.70%	4.5
	Floating		375,646	(2)	10.6%	1.86%	4.2
	Combined		1,045,004		29.4%	3.68%	4.4

Unsecured	Fixed		2,230,644	(3)	62.7%	3.78%	6.0
	Floating		281,925		7.9%	1.43%	3.2
	Combined		2,512,569		70.6%	3.52%	5.7

Total Debt	Fixed		2,900,002		81.5%	4.00%	5.6
	Floating		657,571		18.5%	1.68%	3.8
	Combined		$3,557,573		100.0%	3.57%	5.3
	Total Non-Cash Adjustments (5)		(13,183)
	Total per Balance Sheet		$3,544,390			3.66%

Debt Maturities, In thousands
		Unsecured	Revolving Credit				Weighted Average
	Secured Debt (6)	Debt (6)	Facilities (4) (7)		Balance	% of Total	Interest Rate
2016	$829	$—	$—		$829	0.0%	4.89%
2017	70,941	—	—		70,941	2.0%	2.43%
2018	211,065	300,000	—		511,065	14.4%	3.89%
2019	315,496	—	66,925		382,421	10.7%	4.00%
2020	170,664	300,000	180,000		650,664	18.3%	3.19%
2021	—	350,000	—		350,000	9.8%	2.15%
2022	—	400,000	—		400,000	11.3%	4.63%
2023	96,409	—	—		96,409	2.7%	2.43%
2024	—	315,644	—		315,644	8.9%	3.99%
2025	127,600	300,000	—		427,600	12.0%	4.26%
Thereafter	52,000	300,000	—		352,000	9.9%	2.86%
	1,045,004	2,265,644	246,925		3,557,573	100.0%	3.57%
Total Non-Cash Adjustments (5)	3,989	(17,172)	—		(13,183)
Total per Balance Sheet	$1,048,993	$2,248,472	$246,925		$3,544,390		3.66%

Debt Maturities With Extensions, In thousands
		Unsecured	Revolving Credit				Weighted Average
	Secured Debt (6)	Debt (6)	Facilities (4) (7)		Balance	% of Total	Interest Rate
2016	$829	$—	$—		$829	0.0%	4.89%
2017	70,941	—	—		70,941	2.0%	2.43%
2018	211,065	300,000	—		511,065	14.4%	3.89%
2019	315,496	—	66,925		382,421	10.7%	4.00%
2020	170,664	300,000	—		470,664	13.2%	3.86%
2021	—	350,000	180,000		530,000	14.9%	1.91%
2022	—	400,000	—		400,000	11.3%	4.63%
2023	96,409	—	—		96,409	2.7%	2.43%
2024	—	315,644	—		315,644	8.9%	3.99%
2025	127,600	300,000	—		427,600	12.0%	4.26%
Thereafter	52,000	300,000	—		352,000	9.9%	2.86%
	1,045,004	2,265,644	246,925		3,557,573	100.0%	3.57%
Total Non-Cash Adjustments (5)	3,989	(17,172)	—		(13,183)
Total per Balance Sheet	$1,048,993	$2,248,472	$246,925		$3,544,390		3.66%

(1) See Attachment 16 for definitions and other terms.
(2) Includes $336.3 million of debt with a weighted average interest cap of 8.0% on the underlying index.
(3) Includes $315.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average rate of 2.23%.
(4) UDR's $1.1 billion line of credit has a maturity date of January 2020, plus two six-month extension options. The credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points and a facility fee of 15 basis points, which is not included in the interest rate above.

(5) Includes the unamortized balance of fair market value adjustments, premiums/discounts, deferred hedge gains, and deferred financing costs.
(6) Includes principal amortization, as applicable.
(7) UDR's $75 million working capital credit facility has a maturity date of January 2019. The working capital credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points.

Attachment 4(C)

UDR, Inc.
Selected Financial Information (1)
(Unaudited)
				Quarter Ended
Coverage Ratios				September 30, 2016
Net income/(loss) attributable to UDR, Inc.				$26,956
Adjustments:
Interest expense				31,954
Real estate depreciation and amortization				105,802
Real estate depreciation and amortization on unconsolidated joint ventures				12,128
Other depreciation and amortization				1,526
Noncontrolling interests				2,510
Income tax provision/(benefit)				94
EBITDA				$180,970

Net gain on the sale of unconsolidated depreciable property				(11,463)
Long-term incentive plan transition costs				274
Acquisition-related costs/(fees), including joint ventures				61
Legal claims, net of tax				(480)
Net loss on sale of unconsolidated land				1,016
Casualty-related (recoveries)/charges, including joint ventures, net				(4,422)
EBITDA - adjusted for non-recurring items				$165,956
Annualized EBITDA - adjusted for non-recurring items				$663,824
Interest expense				$31,954
Capitalized interest expense				4,133
Total interest				$36,087
Costs associated with debt extinguishment				(1,729)
Total interest - adjusted for non-recurring items				$34,358

Preferred dividends				$929
Total debt				$3,544,390
Cash				3,301
Net debt				$3,541,089

Interest Coverage Ratio				5.01	x

Fixed Charge Coverage Ratio				4.89	x

Interest Coverage Ratio - adjusted for non-recurring items				4.83	x

Fixed Charge Coverage Ratio - adjusted for non-recurring items				4.70	x

Net Debt-to-EBITDA - adjusted for non-recurring items				5.3	x

Debt Covenant Overview

Unsecured Line of Credit Covenants (2)	Required	Actual		Compliance
Maximum Leverage Ratio	≤60.0%	34.2%	(2)	Yes
Minimum Fixed Charge Coverage Ratio	≥1.5x	3.8x		Yes
Maximum Secured Debt Ratio	≤40.0%	15.0%		Yes
Minimum Unencumbered Pool Leverage Ratio	≥150.0%	363.1%		Yes

Senior Unsecured Note Covenants (3)	Required	Actual		Compliance
Debt as a percentage of Total Assets	≤60.0%	33.6%	(3)	Yes
Consolidated Income Available for Debt Service to Annual Service Charge	≥1.5x	5.0x		Yes
Secured Debt as a percentage of Total Assets	≤40.0%	9.9%		Yes
Total Unencumbered Assets to Unsecured Debt	≥150.0%	309.6%		Yes

Securities Ratings	Debt	Preferred		Outlook
Moody's Investors Service	Baa1	Baa2		Stable
Standard & Poor's	BBB+	BBB-		Stable

(1) See Attachment 16 for definitions and other terms.
(2) As defined in our credit agreement dated October 20, 2015.
(3) As defined in our indenture dated November 1, 1995 as amended, supplemented or modified from time to time.

Attachment 5

UDR, Inc.
Operating Information (1)
(Unaudited)

	Total	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	Homes	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Revenues
Same-Store Communities	32,472	$185,368	$182,719	$180,045	$176,915	$176,079
Stabilized, Non-Mature Communities	4,448	29,091	28,762	28,054	26,341	9,399
Acquired Communities	—	—	—	—	—	—
Redevelopment Communities	2,406	12,873	12,683	12,886	13,103	13,049
Development Communities	—	1	1	1	—	—
Non-Residential / Other (2)	—	7,150	6,153	4,911	6,674	5,727
Total	39,326	$234,483	$230,318	$225,897	$223,033	$204,254
Expenses
Same-Store Communities (3)		$53,383	$52,262	$51,443	$51,002	$52,059
Stabilized, Non-Mature Communities		8,818	7,949	8,381	7,743	3,005
Acquired Communities		—	—	—	—	—
Redevelopment Communities		4,144	3,827	3,824	3,787	3,940
Development Communities		113	76	80	39	56
Non-Residential / Other (2)(3)		1,537	2,940	2,179	1,693	581
Total		$67,995	$67,054	$65,907	$64,264	$59,641
Net Operating Income
Same-Store Communities		$131,985	$130,457	$128,602	$125,913	$124,020
Stabilized, Non-Mature Communities		20,273	20,813	19,673	18,598	6,394
Acquired Communities		—	—	—	—	—
Redevelopment Communities		8,729	8,856	9,062	9,316	9,109
Development Communities		(112)	(75)	(79)	(39)	(56)
Non-Residential / Other (2)		5,613	3,213	2,732	4,981	5,146
Total		$166,488	$163,264	$159,990	$158,769	$144,613
Operating Margin
Same-Store Communities		71.2%	71.4%	71.4%	71.2%	70.4%
Average Physical Occupancy
Same-Store Communities		96.8%	96.6%	96.5%	96.6%	96.7%
Stabilized, Non-Mature Communities		96.1%	95.3%	93.8%	93.2%	87.2%
Acquired Communities		—	—	—	—	—
Redevelopment Communities		93.3%	92.5%	94.0%	95.7%	95.9%
Development Communities		—	—	—	—	—
Other (4)		97.1%	97.1%	96.7%	96.6%	95.9%
Total		96.6%	96.2%	96.1%	96.1%	96.2%
Return on Invested Capital
Same-Store Communities		7.6%	7.5%	7.5%	7.4%	7.3%
Sold and Held for Disposition Communities
Revenues	1,402	$5,772	$5,849	$6,060	$11,319	$13,511
Expenses		1,904	1,798	1,916	3,791	4,559
Net Operating Income/(loss)		$3,868	$4,051	$4,144	$7,528	$8,952

Total	40,728	$170,356	$167,315	$164,134	$166,297	$153,565

(1) See Attachment 16 for definition and other terms.
(2) Primarily non-residential revenue and expense and straight-line adjustment for concessions.
(3) Quarter ended September 30, 2016 expenses were lowered by $1.2 million due to the reversal of a portion of the initial expected real estate tax assessment for a 2014 San Francisco development completion. A $680 thousand reduction is included in Same-Store Communities expenses as it related to the period of time that the community was in our Same-Store population while the remaining $490 thousand is in Non-Residential / Other expense.

(4) Includes occupancy of Sold and Held for Disposition Communities.

Attachment 6

UDR, Inc.
Same-Store Operating Expense Information (1)
(Dollars in Thousands)
(Unaudited)

	% of 3Q 2016
	SS Operating
Year-Over-Year Comparison	Expenses	3Q 2016	3Q 2015	% Change
Real estate taxes (2)(3)	35.7%	$19,082	$17,303	10.3%
Personnel	24.7%	13,182	13,040	1.1%
Utilities	15.2%	8,111	8,319	-2.5%
Repair and maintenance	13.4%	7,174	7,187	-0.2%
Administrative and marketing	6.8%	3,628	3,496	3.8%
Insurance	4.2%	2,206	2,714	-18.7%
Same-Store operating expenses (3)	100.0%	$53,383	$52,059	2.5%
Same-Store Homes	32,472

	% of 3Q 2016
	SS Operating
Sequential Comparison	Expenses	3Q 2016	2Q 2016	% Change
Real estate taxes (2)(3)	35.7%	$19,082	$20,013	-4.7%
Personnel	24.7%	13,182	12,554	5.0%
Utilities	15.2%	8,111	7,437	9.1%
Repair and maintenance	13.4%	7,174	6,454	11.2%
Administrative and marketing	6.8%	3,628	3,449	5.2%
Insurance	4.2%	2,206	2,355	-6.3%
Same-Store operating expenses	100.0%	$53,383	$52,262	2.1%
Same-Store Homes	32,472

	% of YTD 2016
	SS Operating
Year-to-Date Comparison	Expenses	YTD 2016	YTD 2015	% Change

Real estate taxes (2)(3)	37.0%	$57,979	$53,079	9.2%
Personnel	24.3%	38,028	37,610	1.1%
Utilities	15.3%	23,989	24,683	-2.8%
Repair and maintenance	12.8%	19,976	19,781	1.0%
Administrative and marketing	6.4%	10,047	9,600	4.7%
Insurance	4.2%	6,602	6,520	1.3%
Same-Store operating expenses (3)	100.0%	$156,621	$151,273	3.5%
Same-Store Homes	32,310

(1) See Attachment 16 for definitions and other terms.
(2) 3Q 2016 Same Store Expenses were lowered by $680 thousand due to the reversal of a portion of the initial expected real estate tax assessment on a 2014 San Francisco development completion. 2Q 2016 Same Store Expenses included a $1.1 million charge based on the initial stabilized real estate tax assessment. After accounting for the favorable reduction in value as a result of our 3Q 2016 appeal efforts, the YTD 2016 Same Store Expenses are elevated $387 thousand.

(3) 3Q 2016 and YTD 2016 presented above includes $162 thousand and $303 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change would have been as follows:

	3Q 2016 vs. 3Q 2015	3Q 2016 vs. 2Q 2016	YTD 2016 vs. YTD 2015
Real estate taxes	8.0%	-4.8%	7.5%
Same-Store operating expenses	2.1%	1.7%	3.2%

Attachment 7(A)

UDR, Inc.
Apartment Home Breakout (1)
Portfolio Overview as of Quarter Ended
September 30, 2016
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabil. / Other (3)	Homes	Homes (4)	(incl. JV) (4)
West Region
San Francisco, CA	2,230	328	193	2,751	447	3,198
Orange County, CA	3,194	173	1,447	4,814	—	4,814
Seattle, WA	2,014	—	71	2,085	555	2,640
Los Angeles, CA	1,225	—	—	1,225	151	1,376
Monterey Peninsula, CA	1,565	—	—	1,565	—	1,565
Other Southern CA	756	—	—	756	571	1,327
Portland, OR	476	—	—	476	—	476
	11,460	501	1,711	13,672	1,724	15,396
Mid-Atlantic Region
Metropolitan DC	4,824	3,578	—	8,402	874	9,276
Richmond, VA	1,358	—	—	1,358	—	1,358
Baltimore, MD	720	—	1,402	2,122	379	2,501
	6,902	3,578	1,402	11,882	1,253	13,135
Northeast Region
New York, NY	1,945	—	—	1,945	710	2,655
Boston, MA	1,179	369	—	1,548	1,302	2,850
Philadelphia, PA	—	—	—	—	290	290
	3,124	369	—	3,493	2,302	5,795

Southeast Region
Orlando, FL	2,500	—	—	2,500	—	2,500
Nashville, TN	2,260	—	—	2,260	—	2,260
Tampa, FL	2,287	—	—	2,287	—	2,287
Other Florida	636	—	—	636	—	636
	7,683	—	—	7,683	—	7,683
Southwest Region
Dallas, TX	2,420	—	305	2,725	1,130	3,855
Austin, TX	883	—	390	1,273	259	1,532
Denver, CO	—	—	—	—	223	223
	3,303	—	695	3,998	1,612	5,610
Totals	32,472	4,448	3,808	40,728	6,891	47,619

Communities	110	10	12	132	28	160

Total Homes (incl. joint ventures) (4)			47,619
Homes in Development, Excluding Completed Homes (5)
Current Pipeline Wholly-Owned			1,101
Current Pipeline Joint Venture (6)			876
Current Pipeline Preferred Equity Investments (6)			1,533
Total expected homes (including development)			51,129

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5. Excludes development homes not yet completed.

(4) Represents joint venture homes at 100 percent. See Attachment 12(A) for UDR's joint venture and partnership ownership interests.
(5) See Attachments 9 and 12(B) for details of our development communities.
(6) Represents joint venture and preferred equity investment homes at 100 percent. Excludes 218 homes at Steele Creek where we have a participating loan investment. See Attachments 9 and 12(B) for UDR's developments and ownership interests.

Attachment 7(B)

UDR, Inc.
Non-Mature Home Summary (1)
Portfolio Overview as of Quarter Ended
September 30, 2016
(Unaudited)

Non-Mature Home Breakout - By Region (includes development homes that have been completed)

		# of	Same-Store			# of	Same-Store
Community	Category	Homes	Date (2)	Community	Category	Homes	Date (2)
West Region				Mid-Atlantic Region
Orange County, CA				Metropolitan D.C.
Beach & Ocean	Stabilized, Non-Mature	173	4Q16	DelRay Tower	Stabilized, Non-Mature	332	1Q17
Coronado	Redevelopment	1,447	2Q18	1200 East West	Stabilized, Non-Mature	247	1Q17
				Courts at Huntington Station	Stabilized, Non-Mature	421	1Q17
San Francisco, CA				Eleven55 Ripley	Stabilized, Non-Mature	379	1Q17
2000 Post	Stabilized, Non-Mature	328	1Q17	Arbor Park of Alexandria	Stabilized, Non-Mature	851	2Q17
Edgewater	Redevelopment	193	2Q18	Courts at Dulles	Stabilized, Non-Mature	411	1Q17
				Newport Village	Stabilized, Non-Mature	937	1Q17
Seattle, WA
Borgata Apartment Homes	Redevelopment	71	1Q18	Northeast Region
				Boston, MA
				100 Pier 4	Stabilized, Non-Mature	369	1Q17

				Southwest Region
				Dallas, TX
				Thirty377	Redevelopment	305	2Q19

				Austin, TX
				Residences at the Domain	Redevelopment	390	2Q18

				Total		6,854

Non-Mature Home Breakout - By Date (quarter indicates date of Same-Store inclusion)

		# of				# of
Date & Community	Category	Homes		Date & Community	Category	Homes
4Q16				2Q17
Beach & Ocean	Stabilized, Non-Mature	173		Arbor Park of Alexandria	Stabilized, Non-Mature	851

1Q17				1Q18
DelRay Tower	Stabilized, Non-Mature	332		Borgata Apartment Homes	Redevelopment	71
100 Pier 4	Stabilized, Non-Mature	369
1200 East West	Stabilized, Non-Mature	247		2Q18
Courts at Huntington Station	Stabilized, Non-Mature	421		Edgewater	Redevelopment	193
Eleven55 Ripley	Stabilized, Non-Mature	379		Coronado	Redevelopment	1,447
Courts at Dulles	Stabilized, Non-Mature	411		Residences at the Domain	Redevelopment	390
Newport Village	Stabilized, Non-Mature	937
2000 Post	Stabilized, Non-Mature	328		2Q19
				Thirty377	Redevelopment	305

				Total		6,854

Summary of Non-Mature Home Activity
		Stabilized,				Held for
	Market	Non-Mature	Acquired	Redevelopment	Development	Disposition	Total
Non-Mature Homes at June 30, 2016		4,448	—	2,101	—	—	6,549
Thirty377	Dallas, TX	—	—	305	—	—	305
Dominion at Eden Brook	Baltimore, MD	—	—	—	—	232	232
Dominion Kings Place	Baltimore, MD	—	—	—	—	170	170
Lakeside Mill	Baltimore, MD	—	—	—	—	192	192
Dominion Constant Friendship	Baltimore, MD	—	—	—	—	136	136
Ellicott Grove	Baltimore, MD	—	—	—	—	300	300
Arborview	Baltimore, MD	—	—	—	—	288	288
Liriope	Baltimore, MD	—	—	—	—	84	84
Non-Mature Homes at September 30, 2016		4,448	—	2,406	—	1,402	8,256

(1) See Attachment 16 for definitions and other terms.
(2) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD Same-Store pool.

Attachment 7(C)

UDR, Inc.
Total Revenue Per Occupied Home Summary (1)
Portfolio Overview as of Quarter Ended
September 30, 2016
(Unaudited)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabilized (3) (4)	Homes	Homes (5)	(incl. pro rata JV) (5)
West Region
San Francisco, CA	$3,329	$3,607	$4,011	$3,408	$4,635	$3,464
Orange County, CA	2,250	2,467	1,837	2,136	—	2,136
Seattle, WA	2,032	—	2,480	2,048	3,597	2,230
Los Angeles, CA	2,652	—	—	2,652	3,913	2,721
Monterey Peninsula, CA	1,534	—	—	1,534	—	1,534
Other Southern CA	1,762	—	—	1,762	3,031	2,109
Portland, OR	1,500	—	—	1,500	—	1,500
Mid-Atlantic Region
Metropolitan DC	1,964	1,911	—	1,941	2,787	1,971
Richmond, VA	1,285	—	—	1,285	—	1,285
Baltimore, MD	1,702	—	1,413	1,511	1,803	1,535
Northeast Region
New York, NY	4,314	—	—	4,314	4,821	4,392
Boston, MA	2,497	3,988	—	2,848	2,456	2,732
Philadelphia, PA	—	—	—	—	3,299	3,299
Southeast Region
Orlando, FL	1,201	—	—	1,201	—	1,201
Nashville, TN	1,208	—	—	1,208	—	1,208
Tampa, FL	1,301	—	—	1,301	—	1,301
Other Florida	1,488	—	—	1,488	—	1,488
Southwest Region
Dallas, TX	1,167	—	2,039	1,263	1,721	1,341
Austin, TX	1,363	—	1,391	1,371	4,225	1,638
Denver, CO	—	—	—	—	3,296	3,296
Weighted Average	$1,966	$2,228	$1,769	$1,976	$2,991	$2,050

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5.
(4) Development revenue per occupied home can be affected by the timing of home deliveries during a quarter and the effects of upfront rental rate concessions on cash-based calculations.
(5) Represents joint ventures at UDR's pro-rata ownership interests. See Attachment 12(A) for UDR's joint venture and partnership ownership interests.

Attachment 7(D)

UDR, Inc.
Net Operating Income Breakout By Market (1)
September 30, 2016
(Dollars in Thousands)
(Unaudited)

	Three Months Ended September 30, 2016
			Pro-Rata
	Same-Store	Non Same-Store (2)	Share of JVs (2)(3)	Total
Net Operating Income	$131,985	$34,503	$16,474	$182,962

	Three Months Ended September 30, 2016
	As a % of NOI			As a % of NOI
Region	Same-Store	Total	Region	Same-Store	Total
West Region			Northeast Region
San Francisco, CA	12.7%	11.8%	New York, NY	12.9%	12.1%
Orange County, CA	12.2%	12.4%	Boston, MA	4.8%	7.1%
Seattle, WA	6.5%	5.9%	Philadelphia, PA	0.0%	0.6%
Los Angeles, CA	5.1%	4.0%		17.7%	19.8%
Monterey Peninsula, CA	4.0%	2.9%	Southeast Region
Other Southern CA	2.1%	2.5%	Orlando, FL	4.5%	3.3%
Portland, OR	1.2%	0.9%	Nashville, TN	4.3%	3.1%
	43.8%	40.4%	Tampa, FL	4.2%	3.1%
			Other Florida	1.3%	1.0%
Mid-Atlantic Region				14.3%	10.5%
Metropolitan DC	13.9%	18.9%	Southwest Region
Richmond, VA	2.9%	2.1%	Dallas, TX	3.9%	4.3%
Baltimore, MD	1.9%	1.8%	Austin, TX	1.6%	1.9%
	18.7%	22.8%	Denver, CO	0.0%	0.3%
				5.5%	6.5%

			Total	100.0%	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Excludes results from Sold and Held for Disposition Communities.
(3) Includes UDR's pro rata share of joint venture and partnership NOI.

Attachment 8(A)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
September 30, 2016
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	3Q 2016 NOI	3Q 16	3Q 15	Change	3Q 16	3Q 15	Change
West Region
San Francisco, CA	2,230	12.7%	96.2%	96.1%	0.1%	$3,329	$3,194	4.2%
Orange County, CA	3,194	12.2%	96.1%	95.6%	0.5%	2,250	2,123	6.0%
Seattle, WA	2,014	6.5%	96.5%	96.3%	0.2%	2,032	1,897	7.1%
Los Angeles, CA	1,225	5.1%	96.3%	95.7%	0.6%	2,652	2,530	4.8%
Monterey Peninsula, CA	1,565	4.0%	97.3%	97.2%	0.1%	1,534	1,377	11.4%
Other Southern CA	756	2.1%	96.3%	95.6%	0.7%	1,762	1,644	7.2%
Portland, OR	476	1.2%	97.1%	97.2%	-0.1%	1,500	1,337	12.2%
	11,460	43.8%	96.4%	96.1%	0.3%	2,302	2,167	6.2%
Mid-Atlantic Region
Metropolitan DC	4,824	13.9%	96.9%	96.7%	0.2%	1,964	1,927	1.9%
Richmond, VA	1,358	2.9%	96.8%	95.9%	0.9%	1,285	1,261	1.9%
Baltimore, MD	720	1.9%	96.4%	96.3%	0.1%	1,702	1,667	2.1%
	6,902	18.7%	96.8%	96.5%	0.3%	1,803	1,770	1.9%
Northeast Region
New York, NY	1,945	12.9%	97.3%	97.4%	-0.1%	4,314	4,139	4.2%
Boston, MA	1,179	4.8%	96.5%	97.0%	-0.5%	2,497	2,377	5.0%
	3,124	17.7%	97.0%	97.3%	-0.3%	3,632	3,472	4.6%
Southeast Region
Orlando, FL	2,500	4.5%	97.1%	97.0%	0.1%	1,201	1,118	7.4%
Nashville, TN	2,260	4.3%	97.8%	97.4%	0.4%	1,208	1,124	7.5%
Tampa, FL	2,287	4.2%	96.9%	97.0%	-0.1%	1,301	1,216	7.0%
Other Florida	636	1.3%	96.6%	96.7%	-0.1%	1,488	1,432	3.9%
	7,683	14.3%	97.2%	97.1%	0.1%	1,256	1,175	6.9%
Southwest Region
Dallas, TX	2,420	3.9%	97.0%	97.0%	0.0%	1,167	1,106	5.5%
Austin, TX	883	1.6%	97.3%	97.9%	-0.6%	1,363	1,284	6.2%
	3,303	5.5%	97.1%	97.2%	-0.1%	1,220	1,154	5.7%

Total/Weighted Avg.	32,472	100.0%	96.8%	96.7%	0.1%	$1,966	$1,870	5.2%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(B)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Prior Year Quarter
September 30, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	3Q 16	3Q 15	Change	3Q 16	3Q 15	Change		3Q 16	3Q 15	Change
West Region
San Francisco, CA	2,230	$21,424	$20,532	4.3%	$4,683	$4,706	-0.5%	(2)	$16,741	$15,826	5.8%
Orange County, CA	3,194	20,723	19,450	6.5%	4,585	4,878	-6.0%		16,138	14,572	10.7%
Seattle, WA	2,014	11,850	11,039	7.3%	3,249	3,160	2.8%		8,601	7,879	9.2%
Los Angeles, CA	1,225	9,387	8,898	5.5%	2,600	2,107	23.4%		6,787	6,791	0.0%
Monterey Peninsula, CA	1,565	7,006	6,285	11.5%	1,781	1,765	0.9%		5,225	4,520	15.6%
Other Southern CA	756	3,848	3,564	8.0%	1,041	1,058	-1.6%		2,807	2,506	12.0%
Portland, OR	476	2,080	1,856	12.0%	528	505	4.6%		1,552	1,351	14.8%
	11,460	76,318	71,624	6.6%	18,467	18,179	1.6%		57,851	53,445	8.2%
Mid-Atlantic Region
Metropolitan DC	4,824	27,545	26,970	2.1%	9,133	9,193	-0.7%		18,412	17,777	3.6%
Richmond, VA	1,358	5,067	4,925	2.9%	1,285	1,333	-3.6%		3,782	3,592	5.3%
Baltimore, MD	720	3,545	3,467	2.3%	1,025	1,137	-9.8%		2,520	2,330	8.1%
	6,902	36,157	35,362	2.2%	11,443	11,663	-1.9%		24,714	23,699	4.3%
Northeast Region
New York, NY	1,945	24,490	23,522	4.1%	7,500	6,904	8.6%	(3)	16,990	16,618	2.2%	(3)
Boston, MA	1,179	8,524	8,156	4.5%	2,188	2,365	-7.5%		6,336	5,791	9.4%
	3,124	33,014	31,678	4.2%	9,688	9,269	4.5%		23,326	22,409	4.1%
Southeast Region
Orlando, FL	2,500	8,743	8,134	7.5%	2,750	2,615	5.1%		5,993	5,519	8.6%
Nashville, TN	2,260	8,013	7,424	7.9%	2,404	2,289	5.1%		5,609	5,135	9.2%
Tampa, FL	2,287	8,651	8,093	6.9%	3,115	2,893	7.7%		5,536	5,200	6.5%
Other Florida	636	2,743	2,642	3.8%	999	934	6.9%		1,744	1,708	2.1%
	7,683	28,150	26,293	7.1%	9,268	8,731	6.2%		18,882	17,562	7.5%
Southwest Region
Dallas, TX	2,420	8,216	7,792	5.4%	3,052	2,839	7.5%		5,164	4,953	4.3%
Austin, TX	883	3,513	3,330	5.5%	1,465	1,378	6.3%		2,048	1,952	5.0%
	3,303	11,729	11,122	5.5%	4,517	4,217	7.1%		7,212	6,905	4.5%

Totals	32,472	$185,368	$176,079	5.3%	$53,383	$52,059	2.5%	(3)	$131,985	$124,020	6.4%	(3)

(1) See Attachment 16 for definitions and other terms.
(2) 3Q16 Same Store Expenses were lowered by $680 thousand due to the reversal of a portion of the initial expected real estate tax assessment on a 2014 San Francisco development completion.
(3) 3Q16 and 3Q15 presented above include $162 thousand and $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 2.1% and 6.7%, respectively; and the percent change in New York expense and NOI would have been 4.4% and 3.9%, respectively.

Attachment 8(C)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
September 30, 2016
(Unaudited)

	Total	Same-Store
	Same-Store	Physical Occupancy			Total Revenue per Occupied Home
	Homes	3Q 16	2Q 16	Change	3Q 16	2Q 16	Change
West Region
San Francisco, CA	2,230	96.2%	96.1%	0.1%	$3,329	$3,318	0.3%
Orange County, CA	3,194	96.1%	95.8%	0.3%	2,250	2,227	1.0%
Seattle, WA	2,014	96.5%	96.6%	-0.1%	2,032	1,995	1.9%
Los Angeles, CA	1,225	96.3%	94.4%	1.9%	2,652	2,614	1.5%
Monterey Peninsula, CA	1,565	97.3%	97.4%	-0.1%	1,534	1,487	3.2%
Other Southern CA	756	96.3%	95.4%	0.9%	1,762	1,723	2.3%
Portland, OR	476	97.1%	97.7%	-0.6%	1,500	1,462	2.6%
	11,460	96.4%	96.1%	0.3%	2,302	2,271	1.3%
Mid-Atlantic Region
Metropolitan DC	4,824	96.9%	96.9%	0.0%	1,964	1,958	0.3%
Richmond, VA	1,358	96.8%	96.8%	0.0%	1,285	1,265	1.6%
Baltimore, MD	720	96.4%	96.8%	-0.4%	1,702	1,686	0.9%
	6,902	96.8%	96.9%	-0.1%	1,803	1,793	0.5%
Northeast Region
New York, NY	1,945	97.3%	96.9%	0.4%	4,314	4,253	1.4%
Boston, MA	1,179	96.5%	96.7%	-0.2%	2,497	2,469	1.1%
	3,124	97.0%	96.8%	0.2%	3,632	3,581	1.4%
Southeast Region
Orlando, FL	2,500	97.1%	96.5%	0.6%	1,201	1,182	1.6%
Nashville, TN	2,260	97.8%	97.7%	0.1%	1,208	1,194	1.2%
Tampa, FL	2,287	96.9%	96.6%	0.3%	1,301	1,284	1.3%
Other Florida	636	96.6%	96.0%	0.6%	1,488	1,490	-0.1%
	7,683	97.2%	96.9%	0.3%	1,256	1,241	1.2%
Southwest Region
Dallas, TX	2,420	97.0%	96.6%	0.4%	1,167	1,148	1.7%
Austin, TX	883	97.3%	96.5%	0.8%	1,363	1,349	1.0%
	3,303	97.1%	96.6%	0.5%	1,220	1,202	1.5%

Total/Weighted Avg.	32,472	96.8%	96.6%	0.2%	$1,966	$1,942	1.3%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(D)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Quarter vs. Last Quarter
September 30, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	3Q 16	2Q 16	Change	3Q 16	2Q 16	Change		3Q 16	2Q 16	Change
West Region
San Francisco, CA	2,230	$21,424	$21,334	0.4%	$4,683	$6,111	-23.4%	(2)	$16,741	$15,223	10.0%
Orange County, CA	3,194	20,723	20,444	1.4%	4,585	4,697	-2.4%		16,138	15,747	2.5%
Seattle, WA	2,014	11,850	11,645	1.8%	3,249	3,165	2.6%		8,601	8,480	1.4%
Los Angeles, CA	1,225	9,387	9,068	3.5%	2,600	2,564	1.4%		6,787	6,504	4.4%
Monterey Peninsula, CA	1,565	7,006	6,802	3.0%	1,781	1,769	0.7%		5,225	5,033	3.8%
Other Southern CA	756	3,848	3,727	3.2%	1,041	992	4.9%		2,807	2,735	2.6%
Portland, OR	476	2,080	2,040	2.0%	528	497	6.3%		1,552	1,543	0.6%
	11,460	76,318	75,060	1.7%	18,467	19,795	-6.7%		57,851	55,265	4.7%
Mid-Atlantic Region
Metropolitan DC	4,824	27,545	27,455	0.3%	9,133	8,354	9.3%		18,412	19,101	-3.6%
Richmond, VA	1,358	5,067	4,987	1.6%	1,285	1,298	-1.1%		3,782	3,689	2.6%
Baltimore, MD	720	3,545	3,527	0.6%	1,025	1,014	1.2%		2,520	2,513	0.3%
	6,902	36,157	35,969	0.5%	11,443	10,666	7.3%		24,714	25,303	-2.3%
Northeast Region
New York, NY	1,945	24,490	24,046	1.8%	7,500	6,617	13.4%	(3)	16,990	17,429	-2.5%	(3)
Boston, MA	1,179	8,524	8,444	0.9%	2,188	2,196	-0.4%		6,336	6,248	1.4%
	3,124	33,014	32,490	1.6%	9,688	8,813	9.9%		23,326	23,677	-1.5%
Southeast Region
Orlando, FL	2,500	8,743	8,558	2.2%	2,750	2,615	5.2%		5,993	5,943	0.8%
Nashville, TN	2,260	8,013	7,907	1.3%	2,404	2,245	7.1%		5,609	5,662	-0.9%
Tampa, FL	2,287	8,651	8,508	1.7%	3,115	2,830	10.1%		5,536	5,678	-2.5%
Other Florida	636	2,743	2,729	0.5%	999	931	7.4%		1,744	1,798	-3.0%
	7,683	28,150	27,702	1.6%	9,268	8,621	7.5%		18,882	19,081	-1.0%
Southwest Region
Dallas, TX	2,420	8,216	8,049	2.1%	3,052	2,946	3.6%		5,164	5,103	1.2%
Austin, TX	883	3,513	3,449	1.9%	1,465	1,421	3.1%		2,048	2,028	1.0%
	3,303	11,729	11,498	2.0%	4,517	4,367	3.4%		7,212	7,131	1.1%

Total	32,472	$185,368	$182,719	1.5%	$53,383	$52,262	2.1%	(3)	$131,985	$130,457	1.2%	(3)

(1) See Attachment 16 for definitions and other terms.
(2) 3Q16 Same Store Expenses were lowered by $680 thousand due to the reversal of a portion of the initial expected real estate tax assessment on a 2014 San Francisco development completion. 2Q16 Same Store Expenses included a $1.1 million charge based on the initial stabilized real estate tax assessment.

(3) 3Q16 and 2Q16 presented above include $162 thousand and $70 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 1.7% and 1.3%, respectively; and the percent change in New York expense and NOI would have been 7.5% and (1.9)%, respectively.

Attachment 8(E)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
September 30, 2016
(Unaudited)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	YTD 2016 NOI	YTD 16	YTD 15	Change	YTD 16	YTD 15	Change
West Region
San Francisco, CA	2,230	12.4%	96.3%	96.7%	-0.4%	$3,315	$3,094	7.1%
Orange County, CA	3,194	12.2%	96.0%	95.6%	0.4%	2,221	2,067	7.5%
Seattle, WA	1,852	6.0%	96.6%	96.9%	-0.3%	2,007	1,850	8.5%
Los Angeles, CA	1,225	5.1%	95.2%	95.4%	-0.2%	2,624	2,460	6.7%
Monterey Peninsula, CA	1,565	3.9%	96.8%	97.3%	-0.5%	1,492	1,318	13.2%
Other Southern CA	756	2.1%	95.7%	96.1%	-0.4%	1,724	1,624	6.2%
Portland, OR	476	1.2%	97.3%	97.7%	-0.4%	1,463	1,277	14.6%
	11,298	42.9%	96.2%	96.4%	-0.2%	2,278	2,109	8.0%
Mid-Atlantic Region
Metropolitan DC	4,824	14.3%	96.8%	96.8%	0.0%	1,953	1,915	2.0%
Richmond, VA	1,358	2.8%	96.7%	96.2%	0.5%	1,268	1,241	2.2%
Baltimore, MD	720	1.9%	96.7%	96.8%	-0.1%	1,687	1,657	1.8%
	6,902	19.0%	96.8%	96.7%	0.1%	1,791	1,756	2.0%
Northeast Region
New York, NY	1,945	13.2%	97.2%	97.4%	-0.2%	4,254	4,049	5.1%
Boston, MA	1,179	4.8%	96.4%	96.7%	-0.3%	2,462	2,326	5.8%
	3,124	18.0%	96.9%	97.2%	-0.3%	3,581	3,399	5.4%
Southeast Region
Orlando, FL	2,500	4.6%	96.8%	96.9%	-0.1%	1,180	1,095	7.8%
Nashville, TN	2,260	4.3%	97.6%	97.3%	0.3%	1,187	1,104	7.5%
Tampa, FL	2,287	4.3%	96.7%	97.0%	-0.3%	1,284	1,194	7.5%
Other Florida	636	1.4%	96.1%	96.7%	-0.6%	1,487	1,420	4.7%
	7,683	14.6%	96.9%	97.0%	-0.1%	1,238	1,154	7.3%
Southwest Region
Dallas, TX	2,420	4.0%	96.9%	97.0%	-0.1%	1,150	1,084	6.1%
Austin, TX	883	1.5%	96.8%	97.4%	-0.6%	1,345	1,281	5.0%
	3,303	5.5%	96.9%	97.1%	-0.2%	1,202	1,137	5.6%

Total/Weighted Avg.	32,310	100.0%	96.6%	96.7%	-0.1%	$1,942	$1,833	5.9%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(F)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
Current Year-to-Date vs. Prior Year-to-Date
September 30, 2016
(Unaudited)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses				Net Operating Income
	Homes	YTD 16	YTD 15	Change	YTD 16	YTD 15	Change		YTD 16	YTD 15	Change
West Region
San Francisco, CA	2,230	$64,078	$60,051	6.7%	$15,716	$13,897	13.1%	(2)	$48,362	$46,154	4.8%
Orange County, CA	3,194	61,301	56,803	7.9%	13,798	14,364	-3.9%		47,503	42,439	11.9%
Seattle, WA	1,852	32,315	29,883	8.1%	9,096	8,626	5.5%		23,219	21,257	9.2%
Los Angeles, CA	1,225	27,543	25,869	6.5%	7,717	6,770	14.0%		19,826	19,099	3.8%
Monterey Peninsula, CA	1,565	20,339	18,056	12.6%	5,281	5,018	5.2%		15,058	13,038	15.5%
Other Southern CA	756	11,225	10,622	5.7%	3,057	2,908	5.1%		8,168	7,714	5.9%
Portland, OR	476	6,100	5,345	14.1%	1,509	1,455	3.7%		4,591	3,890	18.0%
	11,298	222,901	206,629	7.9%	56,174	53,038	5.9%		166,727	153,591	8.6%
Mid-Atlantic Region
Metropolitan DC	4,824	82,070	80,461	2.0%	26,482	26,790	-1.1%		55,588	53,671	3.6%
Richmond, VA	1,358	14,986	14,587	2.7%	3,953	3,820	3.5%		11,033	10,767	2.5%
Baltimore, MD	720	10,573	10,396	1.7%	3,034	3,193	-5.0%		7,539	7,203	4.7%
	6,902	107,629	105,444	2.1%	33,469	33,803	-1.0%		74,160	71,641	3.5%
Northeast Region
New York, NY	1,945	72,389	69,043	4.8%	20,997	19,644	6.9%	(3)	51,392	49,399	4.0%	(3)
Boston, MA	1,179	25,185	23,865	5.5%	6,642	6,914	-3.9%		18,543	16,951	9.4%
	3,124	97,574	92,908	5.0%	27,639	26,558	4.1%		69,935	66,350	5.4%
Southeast Region
Orlando, FL	2,500	25,693	23,876	7.6%	7,849	7,534	4.2%		17,844	16,342	9.2%
Nashville, TN	2,260	23,565	21,846	7.9%	6,821	6,780	0.6%		16,744	15,066	11.1%
Tampa, FL	2,287	25,552	23,838	7.2%	8,702	8,457	2.9%		16,850	15,381	9.5%
Other Florida	636	8,179	7,860	4.0%	2,858	2,774	3.0%		5,321	5,086	4.6%
	7,683	82,989	77,420	7.2%	26,230	25,545	2.7%		56,759	51,875	9.4%
Southwest Region
Dallas, TX	2,420	24,262	22,908	5.9%	8,773	8,208	6.9%		15,489	14,700	5.4%
Austin, TX	883	10,343	9,912	4.4%	4,336	4,121	5.2%		6,007	5,791	3.7%
	3,303	34,605	32,820	5.4%	13,109	12,329	6.3%		21,496	20,491	4.9%

Totals	32,310	$545,698	$515,221	5.9%	$156,621	$151,273	3.5%	(3)	$389,077	$363,948	6.9%	(3)

(1) See Attachment 16 for definitions and other terms.
(2) 3Q16 Same Store Expenses were lowered by $680 thousand due to the reversal of a portion of the initial expected real estate tax assessment on a 2014 San Francisco development completion. 2Q16 Same Store Expenses included a $1.1 million charge based on the initial stabilized real estate tax assessment. After accounting for the favorable reduction in value as a result of our 3Q16 appeal efforts, the YTD 16 Same Store Expenses are elevated $387 thousand.

(3) 2016 presented above includes $303 thousand of higher New York real estate taxes due to 421 exemption and abatement reductions. Had the Same Store Expense included 100% of the NY real estate taxes before 421 savings, in all periods presented, the percent change in Total Same Store expense and NOI would have been 3.2% and 7.2%, respectively; and the percent change in New York expense and NOI would have been 3.7% and 5.6%, respectively.

Attachment 8(G)

UDR, Inc.
Same-Store Operating Information By Major Market (1)
September 30, 2016
(Unaudited)

	Effective Blended Lease Rate Growth	Effective New Lease Rate Growth	Effective Renewal Lease Rate Growth	Annualized Turnover (2)
	3Q 2016	3Q 2016	3Q 2016	3Q 2016	3Q 2015	YTD 2016	YTD 2015
West Region
San Francisco, CA	1.8%	-1.0%	5.0%	71.2%	72.9%	60.8%	58.8%
Orange County, CA	5.3%	4.9%	5.8%	63.2%	69.3%	56.8%	59.5%
Seattle, WA	8.0%	6.8%	9.3%	65.4%	71.1%	56.4%	56.9%
Los Angeles, CA	1.0%	0.1%	2.1%	57.3%	67.4%	56.8%	53.8%
Monterey Peninsula, CA	11.3%	11.1%	11.5%	61.6%	68.7%	55.8%	55.0%
Other Southern CA	5.1%	4.2%	6.0%	70.3%	77.7%	58.5%	63.6%
Portland, OR	6.4%	4.8%	8.2%	69.2%	65.8%	62.1%	56.3%

Mid-Atlantic Region
Metropolitan DC	2.9%	1.5%	4.5%	63.7%	58.6%	49.7%	47.8%
Richmond, VA	3.1%	1.6%	4.7%	65.7%	68.9%	54.9%	58.1%
Baltimore, MD	0.8%	-1.7%	4.1%	77.1%	68.3%	60.1%	52.5%

Northeast Region
New York, NY	1.7%	-1.2%	4.3%	59.2%	53.0%	42.7%	43.1%
Boston, MA	5.0%	3.4%	6.4%	64.9%	56.9%	50.8%	48.4%

Southeast Region
Orlando, FL	7.6%	7.2%	8.1%	66.3%	61.3%	55.7%	53.6%
Nashville, TN	6.5%	7.5%	5.5%	61.8%	64.6%	54.6%	57.0%
Tampa, FL	6.4%	6.5%	6.3%	70.1%	63.8%	58.7%	56.8%
Other Florida	0.1%	-4.2%	4.7%	51.2%	48.0%	45.2%	46.3%

Southwest Region
Dallas, TX	5.6%	5.0%	6.2%	67.1%	71.3%	57.2%	58.6%
Austin, TX	3.1%	1.0%	5.4%	62.0%	54.8%	53.4%	47.1%

Total/Weighted Avg.	4.1%	2.7%	5.6%	64.8%	64.7%	54.6%	54.1%

Percentage of Total Repriced Homes		52.4%	47.6%

(1) See Attachment 16 for definitions and other terms.
(2) 3Q16 same-store home count: 32,472. YTD 2016 same-store home count: 32,310.

Attachment 9

UDR, Inc.
Development Summary (1) (2)
September 30, 2016
(Dollars in Thousands)
(Unaudited)
Wholly-Owned

									Schedule			Percentage
		# of	Compl.	Cost to	Budgeted	Est. Cost		Project		Initial
Community	Location	Homes	Homes	Date	Cost	per Home		Debt	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
The Residences at Pacific City	Huntington Beach, CA	516	—	$205,259	$342,000	$663		$—	2Q15	2Q17	1Q18	—	—
345 Harrison Street	Boston, MA	585	—	89,585	366,500	626	(3)	—	1Q16	3Q18	1Q19	—	—
Total		1,101	—	$294,844	$708,500	$644		$—

Completed Projects, Non-Stabilized
N/A	N/A	—	—	$—	$—	$—		$—	N/A	N/A	N/A	—	—
Total - Wholly Owned		1,101	—	$294,844	$708,500	$644		$—

Net Operating Income From Wholly-Owned Projects								UDR's Capitalized Interest on Wholly-Owned Development Projects
		3Q 16							3Q 16
Projects Under Construction		$(112)							$2,435
Completed, Non-Stabilized		—
Total		$(112)

Unconsolidated Joint Ventures and Partnerships (8)
									Schedule			Percentage
		Own.	# of	Compl.	Cost to	Budgeted		Project		Initial
Community	Location	Interest	Homes	Homes	Date (9)	Cost		Debt (10)	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
Residences on Jamboree	Irvine, CA	50%	381	—	$108,209	$125,000		$39,103	3Q14	4Q16	1Q17	9.2%	—
3033 Wilshire	Los Angeles, CA	50%	190	—	104,454	107,000	(5)	45,943	4Q14	4Q16	4Q16	13.7%	—
Verve Mountain View	Mountain View, CA	50%	155	—	68,813	99,000	(6)	23,332	1Q15	1Q17	2Q17	—	—
Crescent Heights	Los Angeles, CA	50%	150	—	39,409	126,000	(7)	—	2Q16	3Q18	3Q18	—	—
Total			876	—	$320,885	$457,000		$108,378

Completed Projects, Non-Stabilized
399 Fremont	San Francisco, CA	51%	447	447	$317,396	$319,000	(4)	$170,907	1Q14	1Q16	2Q16	76.5%	71.4%
Total - Unconsolidated Joint Ventures and Partnerships			1,323	447	$638,281	$776,000		$279,285

								UDR's Capitalized Interest on Unconsolidated Development Projects
									3Q 16
									$1,089

Projected Weighted Average Stabilized Yield on Development Projects Over Respective Market Cap Rates:									150-200 bps

(1) See Attachment 16 for definitions and other terms.
(2) The development summary above includes all communities under development that UDR wholly owns or owns an interest in through an unconsolidated joint venture.
(3) Includes 35,200 square feet of retail space.
(4) Includes 3,800 square feet of retail space.
(5) Includes 5,500 square feet of retail space.
(6) Includes 4,500 square feet of retail space.
(7) Includes 6,000 square feet of retail space.
(8) Unconsolidated developments are presented at 100%.
(9) Cost to Date includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(10) Debt balances are presented net of deferred financing costs.

Attachment 10

UDR, Inc.
Redevelopment Summary (1)
September 30, 2016
(Dollars in Thousands)
(Unaudited)
Wholly-Owned
			Sched.
		# of	Redev.	Compl.	Cost to	Budgeted	Est. Cost	Schedule				Percentage
Community	Location	Homes	Homes	Homes	Date	Cost (2)	per Home	Acq.	Start	Compl.	Same-Store (3)	Leased	Occupied
Projects in Redevelopment

Edgewater (5)	San Francisco, CA	193	97	49	$4,684	$9,000	$47	1Q08	4Q15	1Q17	2Q18	94.8%	91.7%
Coronado (6)	Newport Beach, CA	1,447	(4)	(4)	15,613	24,000	17	(6)	1Q16	1Q17	2Q18	95.9%	94.4%
Residences at the Domain	Austin, TX	390	311	208	4,323	8,000	21	3Q08	1Q16	1Q17	2Q18	96.4%	91.8%
Thirty377 (5)	Dallas, TX	305	56	13	890	8,500	28	3Q06	3Q16	1Q18	2Q19	96.7%	96.1%
Total		2,335	464	270	$25,510	$49,500	$21

Completed Redevelopments, Non-Stabilized

Borgata Apartment Homes	Bellevue, WA	71	71	71	$4,061	$4,400	$62	2Q07	4Q15	3Q16	1Q18	100.0%	97.2%
Total - Wholly Owned		2,406	535	341	$29,571	$53,900	$22

Capitalized Interest on Redevelopment Projects
	3Q 16
	$27

		Projected Weighted Average Return on Incremental Capital Invested:				7.0% to 9.0%

(1) See Attachment 16 for definitions and other terms.
(2) Represents UDR's incremental capital invested in the projects.
(3) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD same-store pool.
(4) Redevelopment projects will not impact the interior of the individual homes. The projects include renovation of building exteriors, corridors, and common area amenities.
(5) Redevelopment projects consists of interior home improvements and renovation of building exteriors, corridors, and common area amenities.
(6) Includes Coronado at Newport - North which was acquired in October 2004 and Coronado South which was acquired in March 2005.

Attachment 11

UDR, Inc.
Land Summary (1)
September 30, 2016
(Dollars in Thousands)
(Unaudited)

		UDR Ownership	Real Estate	UDR Pro-Rata
Parcel	Location	Interest	Cost Basis	Cost Basis	Status Update (2)

						Design	Hold for Future
					Entitlements	Development	Development
Wholly-Owned
7 Harcourt (3)	Boston, MA	100%	$6,854	$6,854	Complete	In Process
Vitruvian Park®	Addison, TX	100%	13,522	13,522	Complete		In Process
Dublin Land	Dublin, CA	100%	9,002	9,002	In Process	In Process
Total			$29,378	$29,378

			Real Estate	UDR Pro-Rata
			Cost Basis (4)	Cost Basis (4)
Unconsolidated Joint Ventures and Partnerships
UDR/MetLife Land - 6 parcels	Addison, TX	50%	$52,194	$26,097	Complete	In Process	In Process
Total			$52,194	$26,097

Total			$81,572	$55,475

Capitalized Interest on Land Projects

	3Q 16
	$582

				Income from Ground Lease
			Real Estate
Wholly-Owned Ground Lease			Cost Basis	3Q 2016	YTD 2016
Wilshire at LaJolla (5)	Los Angeles, CA	100%	$31,208	$634	$693

(1) See Attachment 16 for definitions and other terms.
(2) Pursuing Entitlements: During this phase the Company is actively pursuing the necessary approvals for the rights to develop multifamily and/or mixed use communities.
       Design Development: During this phase the Company is actively working to complete architectural and engineering documents in preparation for the commencement of construction of multifamily and/or mixed uses communities.

Hold for Future Development: Entitled and/or unentitled land sites that the Company holds for future development.
(3) Land is adjacent to UDR's Garrison Square community.
(4) Cost basis includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(5) In June 2016, the Company increased its ownership interest in the parcel of land from 50% to 100%. Subsequent to the acquisition, UDR entered into a triple-net operating ground lease, to lease the land to a third-party developer. Annual lease revenue is expected to be approximately $2.6 million. The lease term is 49 years plus two 25-year extension options, and the ground lease provides the ground lessee with options to buy the fee interest in the property.

Attachment 12(A)

UDR, Inc.
Unconsolidated Joint Venture Summary (1)
September 30, 2016
(Dollars in Thousands)
(Unaudited)
Portfolio Characteristics

		# of			Physical	Total Rev. per	Net Operating Income
	Property	Comm. /	# of	Own.	Occupancy	Occ. Home	UDR's Share		Total
Joint Venture and Partnerships	Type	Parcels	Homes (6)	Interest	3Q 16	3Q 16 (1)	3Q 2016	YTD 2016	YTD 2016 (2)
UDR / MetLife
Operating communities (8) (10)	Various	21	5,302	50%	96.2%	$2,890	$15,155	$45,218	$90,360
Non-Mature (10)	High-rise	3	482	50%	95.5%	3,499	1,706	4,105	8,207
Development communities	Various	5	447	(3)	56.7%	4,635	248	316	606
Land parcels (9)		6	—	(4)	—	—	(6)	(18)	(39)
UDR / KFH	High-rise	3	660	30%	96.5%	2,627	1,077	3,195	10,651
Total/Weighted Average		38	6,891		93.6%	$2,991	$18,180	$52,816	$109,785

Balance Sheet Characteristics and Returns

	Gross Book Value				Weighted
	of JV Real	Total Project	UDR's Equity		Avg. Debt	Debt	Returns (7)
Joint Venture and Partnerships	Estate Assets (5)	Debt (5)	Investment		Interest Rate	Maturities	ROIC	ROE
UDR / MetLife
Operating communities	$2,146,649	$1,172,627	$377,033		4.41%	2018-2025
Non-Mature	327,270	110,582	59,424		4.06%	2018-2023
Development communities	654,009	279,285	178,624		2.49%	2018
Land parcels	52,194	—	44,493		N/A	N/A
UDR / KFH	284,836	165,277	13,984		2.47%	2025-2026
Total/Weighted Average	$3,464,958	$1,727,771	$673,558		3.89%		5.9%	7.4%

Same-Store Unconsolidated Joint Venture Growth

	Same-Store
	Joint Venture	3Q 2016 vs. 3Q 2015 Growth				3Q 2016 vs. 2Q 2016 Growth
Joint Venture	Communities (5)	Revenue	Expense	NOI		Revenue	Expense	NOI
UDR / MetLife	21	2.4%	4.1%	1.6%		1.6%	3.2%	0.9%
UDR / KFH	3	3.0%	-0.3%	4.4%		0.6%	-2.3%	1.8%
Total/Average	24	2.4%	3.7%	1.9%		1.5%	2.6%	1.0%

				NOI				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				1.8%				0.9%

	Same-Store
	Joint Venture	YTD 2016 vs. YTD 2015 Growth
Joint Venture	Communities (5)	Revenue	Expense	NOI
UDR / MetLife	21	2.3%	3.4%	1.8%
UDR / KFH	3	2.8%	1.6%	3.3%
Total/Average	24	2.4%	3.2%	2.0%

				NOI
Same-Store JV Results at UDR's Pro-rata Ownership Interest				1.9%

(1) See Attachment 16 for definitions and other terms.
(2) Represents NOI at 100 percent for the period ended September 30, 2016.
(3) Includes 399 Fremont of which UDR owns 51.0%, Residences on Jamboree of which UDR owns 50.1%, 3033 Wilshire of which UDR owns 50.0%, Verve Mountain View of which UDR owns 50.1% and Crescent Heights of which UDR owns 50.0%.

(4) See summary of unconsolidated land parcels on Attachment 11.
(5) Joint ventures and partnerships represented at 100%.
(6) Includes homes completed for the period ended September 30, 2016.
(7) Excludes non-stabilized developments.
(8) In September 2016, the joint venture sold one community in Dallas, TX as noted on Attachment 13.
(9) UDR's interest in two land parcels located in Belleview, WA and Los Angeles, CA were sold as noted on Attachment 13 and one land parcel in Dublin, CA was acquired 100% by UDR as noted on Attachments 11 and 13.

(10) On October 3, 2016, two communities in Seattle, WA were acquired 100% by UDR and were classified as Non-Mature for the period ended September 30, 2016.

Attachment 12(B)

UDR, Inc.
Preferred Equity and Participating Loan Investments (1)
September 30, 2016
(Dollars in Thousands)
(Unaudited)
Preferred Equity Investments

						UDR	UDR
		Own.	# of	Compl.	Going-in	Investment	Share of	Schedule			Percentage
Community	Location	Interest	Homes	Homes	Valuation	Cost	Debt	Start	Compl.	Stabilization (2)	Leased	Occupied

Projects Under Construction

West Coast Development JV (2)
12th & Olive (3)(4)	Los Angeles, CA	47%	293	—	$129,360	$33,698	$22,321	2Q14	4Q16	4Q17	2.7%	—
Katella Grand II	Anaheim, CA	49%	386	—	114,660	26,529	—	4Q14	4Q17	3Q18	—	—
Total			679	—	$244,020	$60,227	$22,321

Completed Projects, Non-Stabilized

West Coast Development JV (2)
8th & Republican (3)(5)	Seattle, WA	48%	211	211	$97,020	$23,971	$20,836	3Q14	2Q16	2Q17	62.6%	58.3%
Katella Grand I	Anaheim, CA	49%	399	399	137,935	34,268	30,877	4Q13	2Q16	4Q16	85.0%	81.2%
Total			610	610	$234,955	$58,239	$51,713

Completed Projects, Stabilized

West Coast Development JV (2)
CityLine (6)	Seattle, WA	49%	244	244	$80,360	$20,214	$18,802	3Q14	2Q16	3Q16	97.5%	95.5%
Total			244	244	$80,360	$20,214	$18,802

Total - Preferred Equity Investments			1,533	854	$559,335	$138,680	$92,836

Economics For Projects Under Construction and Completed Projects, Non-Stabilized

				Income from Preferred
	UDR's Equity		Preferred	Equity Investment (7)
	Investment (9)		Return	3Q 2016	YTD 2016
West Coast Development JV (2)	$129,385		6.5%	$1,965	$5,623

Economics For Completed Projects, Stabilized

				Income from Preferred			Total Rev. per	Net Operating Income
	UDR's Equity			Equity Investment (7)			Occ. Home	UDR's Share		Total
	Investment (9)			3Q 2016	YTD 2016		3Q 16 (1)	3Q 2016	YTD 2016	YTD 2016 (8)
West Coast Development JV (2)	$21,034			$251	$920		$1,946	$95	$95	$194

Participating Loan Investment

			# of	Compl.	Cost to	Budgeted	Loan	Loan
Community	Location		Homes	Homes	Date	Cost	Commitment (12)	Balance (12)	Leased	Occupied
Steele Creek (10)(11)	Denver, CO		218	218	$110,055	$110,055	$93,458	$93,964	93.6%	89.5%
Total			218	218	$110,055	$110,055	$93,458	$93,964

						Income from Participating
			Interest	Years to		Loan Investment			Upside
	UDR's Investment		Rate	Maturity		3Q 2016	YTD 2016		Participation
Steele Creek (12)	$93,964		6.5%	0.8		$1,567	$4,646		50%

(1) See Attachment 16 for definitions and other terms.
(2) In May 2015, UDR agreed to pay $136 million, net of debt, to acquire a 48% weighted average ownership interest in a $559 million, West Coast Development joint venture consisting of five communities in various stages of construction. UDR receives a 6.5% preferred return on our equity investment cost until stabilization. Our partner assumes all economics until stabilization. Upon stabilization, economics will be shared between UDR and our partner. UDR has the option to purchase each property at a fixed price one year after completion at an all-in option price of $597 million. A community is considered stabilized when it reaches 80% occupancy for ninety consecutive days.

(3) A small ownership interest in 8th & Republican and 12th & Olive is held by an additional co-investor.
(4) Includes 15,500 square feet of retail space.
(5) Includes 13,600 square feet of retail space.
(6) UDR will have an option to acquire an interest in the second phase that is adjacent to the first phase.
(7) Excludes depreciation expense.
(8) Represents NOI at 100 percent for the period ended September 30, 2016.
(9) UDR's equity investment of $150.4 million is inclusive of outside basis and our accrued preferred return, which differs from our upfront investment cost of $138.7 million.
(10) Includes 17,000 square feet of retail space.
(11) UDR's participating loan is reflected as investment in and advances to unconsolidated joint ventures on the Consolidated Balance Sheets and net income/(loss) from unconsolidated entities on the Consolidated Statements of Operations in accordance with GAAP. UDR has the option to purchase the property 25 months after completion of construction, which occured in April 2015, and receive 50% of the value created from the project upon acquisition of the community or sale to a third party.

(12) Loan commitment represents loan principal and therefore excludes accrued interest. Loan balance includes interest accrued at 6.5% prior to the period end.

Attachment 13

UDR, Inc.
Acquisitions and Dispositions Summary (1)
September 30, 2016
(Dollars in Thousands)
(Unaudited)

				Post
			Prior	Transaction
			Ownership	Ownership			# of	Price per
Date of Purchase	Community	Location	Interest	Interest	Price (2)	Debt (2)	Homes	Home

Acquisitions - Wholly-Owned Land

Jun-16	Wilshire at LaJolla (3)	Los Angeles, CA	50%	100%	$38,000	$—	—	$—
Aug-16	Dublin Land	Dublin, CA	5%	100%	9,000	—	—	—
					$47,000	$—	—	$—

				Post
			Prior	Transaction
			Ownership	Ownership			# of	Price per
Date of Sale	Community	Location	Interest	Interest	Price (2)	Debt (2)	Homes	Home

Dispositions - Joint Ventures

Sep-16	Cirque	Dallas, TX	50%	0%	$74,711	$18,974	252	$296
					$74,711	$18,974	252	$296

Dispositions - Joint Ventures Land

Feb-16	2919 Wilshire	Santa Monica, CA	95%	0%	$10,500	$—	—	$—
Mar-16	3032 Wilshire	Santa Monica, CA	95%	0%	13,500	—	—	—
Aug-16	Los Angeles Land	Los Angeles, CA	3%	0%	18,000	—	—	—
Aug-16	Bellevue Land	Bellevue, WA	6%	0%	41,000	—	—	—
					$83,000	$—	—	$—

Dispositions - Wholly-Owned

May-16	Bellevue Plaza (4)	Bellevue, WA	100%	0%	$45,350	$—	—	$—
					$45,350	$—	—	$—

(1) See Attachment 16 for definitions and other terms.
(2) Price represents 100% of the value of assets. Debt represents 100% of the asset's indebtedness.
(3) Subsequent to the acquisition, UDR entered into a triple-net operating ground lease, to lease the land to a third-party developer. Annual lease revenue is expected to be approximately $2.6 million. The lease term is 49 years plus two 25-year extension options, and the ground lease provides the ground lessee with options to buy the fee interest in the property.

(4) Consists of 60,000 square feet of retail space.

Attachment 14

UDR, Inc.
Capital Expenditure and Repair and Maintenance Summary (1)
September 30, 2016
(Dollars in Thousands)
(Unaudited)

		Three Months		Nine Months
	Weighted Avg.	Ended	Cost	Ended	Cost
Category (Capitalized)	Useful Life (yrs) (2)	September 30, 2016	per Home	September 30, 2016	per Home
Capital Expenditures for Consolidated Homes (3)
Average number of homes (4)		40,728		40,728
Recurring Cap Ex
Asset preservation
Building interiors	5 - 20	$5,212	$128	$12,175	$299
Building exteriors	5 - 20	2,837	70	6,472	159
Landscaping and grounds	10	1,222	30	3,104	76
Total asset preservation		9,271	228	21,751	534
Turnover related	5	3,999	98	9,532	234
Total Recurring Cap Ex		13,270	326	31,283	768
Revenue Enhancing Cap Ex (5)
Kitchen & Bath		5,837	143	12,017	295
Revenue Enhancing		6,968	171	21,897	538
Total Revenue Enhancing Cap Ex	5 - 20	12,805	314	33,914	833

Total Recurring and Revenue Enhancing Cap Ex		$26,075	$640	$65,197	$1,601

One-Time Infrastructure Cap Ex	5 - 35	$359	$—	$1,555	$—

		Three Months		Nine Months
		Ended	Cost	Ended	Cost
Category (Expensed)		September 30, 2016	per Home	September 30, 2016	per Home
Repair and Maintenance for Consolidated Homes
Average number of homes (4)		40,728		40,728
Contract services		$5,136	$126	$14,673	$360
Turnover related expenses		1,166	29	2,940	72
Other Repair and Maintenance
Building interiors		2,070	51	5,287	130
Building exteriors		513	13	1,286	32
Landscaping and grounds		192	5	1,130	28
Total		$9,077	$223	$25,316	$622

(1) See Attachment 16 for definitions and other terms.
(2) Weighted average useful life of capitalized expenses for the three months ended September 30, 2016.
(3) Excludes redevelopment capital.
(4) Average number of homes is calculated based on the number of homes outstanding at the end of each month.
(5) Revenue enhancing capital expenditures were incurred at specific apartment communities in conjunction with UDR's overall capital expenditure plan.

Attachment 15

UDR, Inc.
Full-Year 2016 Guidance (1)
September 30, 2016
(Unaudited)

Net Income, FFO and AFFO per Share and Unit Guidance
	4Q 2016	Full-Year 2016	Prior Guidance
Income/(loss) per weighted average common share, diluted	$0.08 to $0.12	$0.28 to $0.32	$0.23 to $0.27
FFO per common share and unit, diluted	$0.44 to $0.46	$1.77 to $1.80	$1.76 to $1.80
FFO as Adjusted per common share and unit, diluted	$0.45 to $0.47	$1.78 to $1.80	$1.77 to $1.80
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.39 to $0.41	$1.62 to $1.64	$1.61 to $1.64
Annualized dividend per share and unit		$1.18	$1.18

Same-Store Guidance		Full-Year 2016	Prior Guidance
Revenue growth		5.50% - 6.00%	5.50% - 6.00%
Expense growth		3.00% - 3.50%	3.00% - 3.50%
NOI growth		6.50% - 7.00%	6.50% - 7.00%
Physical occupancy		96.6%	96.6%
Same-Store homes		32,310	34,017

Sources of Funds ($ in millions)		Full-Year 2016	Prior Guidance
Sales Proceeds and Debt and Equity Issuances		$950 to $1,050	$650 to $750
Construction Loan Proceeds		$100 to $125	$100 to $125

Uses of Funds ($ in millions)		Full-Year 2016	Prior Guidance
Debt maturities inclusive of principal amortization (weighted average interest rate of 4.9%)		$480	$326
Development and redevelopment spending and land acquisitions		$375 to $425	$400 to $500
Acquisitions		$100 to $200	$100 to $200

Other Additions/(Deductions) ($ in millions except per home amounts)		Full-Year 2016	Prior Guidance
Consolidated interest expense, net of capitalized interest and adjustments for FFO as Adjusted		($121) to ($123)	($121) to ($125)
Capitalized interest (2)		$15 to $17	$14 to $18
General and administrative (3)		($48) to ($50)	($48) to ($52)
Tax benefit for TRS		$1 to $2	$1 to $2
Total joint venture FFO including fee income, net of adjustments for FFO as Adjusted		$59 to $61	$60 to $65
Non-recurring items:
Disposition related gains/(losses) and non-recurring fees included in FFO		$0.5 to $1.0	$1.7 to $2.5
Long-term incentive plan transition costs		$1	$1
Average stabilized homes		40,700	40,700
Recurring capital expenditures per home		$1,150	$1,150
Revenue enhancing capital expenditures		$21 to $23	$21 to $23
Kitchen & Bath capital expenditures		$13 to $17	$13 to $17
One-time infrastructure capital expenditures		$2 to $3	$2 to $3

(1) See Attachment 16 for definitions and other terms.
(2) Excludes capitalized interest on joint venture and partnership level debt, which is included in the guidance for "Total joint venture FFO including fee income, net of adjustments for FFO as Adjusted" above.

(3) Includes an estimated $10 million to $12 million of long-term incentive plan compensation expense, including $1 million related to program transition expense.

Attachment 16(A)

UDR, Inc.
Definitions and Reconciliations
September 30, 2016
(Unaudited)

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to common stockholders to AFFO is provided on Attachment 2.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Effective New Lease Rate Growth:  The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth:  The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion:  The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio:  The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Funds From Operations as Adjusted attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on Attachment 2.

Funds From Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, unvested LTIP units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to common stockholders to FFO is provided on Attachment 2.

Attachment 16(B)

UDR, Inc.
Definitions and Reconciliations
September 30, 2016
(Unaudited)

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio:  The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, TRS income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands		3Q 2016	YTD 2016
Income/(loss) from unconsolidated entities		$15,285	$16,289
Management fee		1,336	3,573
Interest expense		8,423	24,615
Depreciation		12,128	34,777
General and administrative		13	412
West Coast Development JV		(2,311)	(6,638)
Steele Creek		(1,567)	(4,646)
Other (income)/expense (includes 717 Olympic casualty (gain)/expense)		(3,452)	(3,891)
NOI related to sold properties		(1,228)	(1,228)
Gain on sales		(10,447)	(10,447)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest		$18,180	$52,816

JV Return on Equity ("ROE"):  The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"):  The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Debt to EBITDA:  The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain/(loss) on the sale of real estate owned, and TRS income tax.

Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	3Q 2016	2Q 2016	1Q 2016	4Q 2015	3Q 2015
Net income/(loss) attributable to UDR, Inc.	$26,956	$17,946	$10,393	$162,200	$13,291
Property management	6,607	6,494	6,379	6,445	5,988
Other operating expenses	1,636	1,892	1,752	3,534	2,639
Real estate depreciation and amortization	105,802	105,937	105,339	104,909	90,568
Interest expense	31,954	30,678	31,104	33,170	30,232
Casualty-related (recoveries)/charges, net	205	1,629	—	(45)	541
General and administrative	11,826	10,835	13,844	17,993	15,824
Tax (benefit)/provision, net	94	(402)	(403)	(1,424)	(633)
(Income)/loss from unconsolidated entities	(15,285)	(325)	(679)	(1,052)	(2,691)
Interest income and other (income)/expense, net	(478)	(540)	(431)	(407)	(402)
Joint venture management and other fees	(2,997)	(2,618)	(2,858)	(3,253)	(3,653)
Other depreciation and amortization	1,526	1,486	1,553	1,899	1,457
(Gain)/loss on sale of real estate owned, net of tax	—	(7,315)	(3,070)	(172,635)	—
Net income/(loss) attributable to noncontrolling interests	2,510	1,618	1,211	14,963	404
Total consolidated NOI	$170,356	$167,315	$164,134	$166,297	$153,565

Attachment 16(C)

UDR, Inc.
Definitions and Reconciliations
September 30, 2016
(Unaudited)

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other:  The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities:  The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested:  The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project’s annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments:  Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis.  Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on Attachment 16(B), is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management’s expectations for the Company’s overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.

Total Revenue per Occupied Home:  The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS:  The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

YTD Same-Store ("SS") Communities:  The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Attachment 16(D)

UDR, Inc.
Definitions and Reconciliations
September 30, 2016
(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full year 2016 and fourth quarter of 2016 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2016
	Low	High
Forecasted net income per diluted share	$0.28	$0.32
Conversion from GAAP share count	(0.02)	(0.03)
Net gain on the sale of depreciable real estate owned	(0.07)	(0.07)
Depreciation	1.58	1.58
Noncontrolling interests	(0.01)	(0.01)
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$1.77	$1.80
Disposition-related FFO	—	—
Long-term incentive plan transition costs	—	—
Acquisition-related and other costs	0.01	0.01
Cost associated with debt extinguishment	0.01	0.01
Casualty-related (recoveries)/charges	(0.01)	(0.01)
Forecasted FFO as Adjusted per diluted share and unit	$1.78	$1.80
Recurring capital expenditures	(0.16)	(0.16)
Forecasted AFFO per diluted share and unit	$1.62	$1.64

	4Q 2016
	Low	High
Forecasted net income per diluted share	$0.08	$0.12
Conversion from GAAP share count	—	(0.01)
Depreciation	0.36	0.35
Noncontrolling interests	—	—
Preferred dividends	—	—
Forecasted FFO per diluted share and unit	$0.44	$0.46
Disposition-related FFO	—	—
Long-term incentive plan transition costs	—	—
Acquisition-related and other costs	0.01	0.01
Cost associated with debt extinguishment	—	—
Casualty-related (recoveries)/charges	—	—
Forecasted FFO as Adjusted per diluted share and unit	$0.45	$0.47
Recurring capital expenditures	(0.06)	(0.06)
Forecasted AFFO per diluted share and unit	$0.39	$0.41

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